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                                                                   EXHIBIT 10.05

                                     FORM OF

                          VERITAS SOFTWARE CORPORATION

                               RSU AWARD AGREEMENT

                                    RECITALS

            A. The Board has adopted the Plan for the purpose of retaining the services of selected Employees and consultants and other independent advisors who provide services to the Corporation (or any Parent or Subsidiary).

            B. Participant is to render valuable services to the Corporation (or a Parent or Subsidiary), and this Agreement is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with the Corporation's issuance of shares of Common Stock to the Participant under the Stock Issuance Program.

            C. All capitalized terms in this Agreement shall have the meaning assigned to them in the attached Appendix A.

            NOW, THEREFORE, it is hereby agreed as follows:

            1. GRANT OF RESTRICTED STOCK UNITS. The Corporation hereby awards to the Participant, as of the Award Date, Restricted Stock Units under the Plan. Each Restricted Stock Unit represents the right to receive one share of Common Stock on the vesting date of that unit. The number of shares of Common Stock subject to the awarded Restricted Stock Units, the applicable vesting schedule for the Restricted Stock Unit and the underlying shares, the dates on which those vested shares shall be issued to Participant and the remaining terms and conditions governing the award (the "Award") shall be as set forth in this Agreement.

                                  AWARD SUMMARY

Award Date:             ______________________, 200__

Number of Shares
Subject to Award:       ______________ shares of Common Stock (the "Shares")

Vesting Schedule:       The Shares shall vest upon the Participant's
                        continuation of Service through the _________ anniversary of the Award Date; PROVIDED, HOWEVER, that if the Award is designated as a Performance
                        Award in attached Appendix B, the Shares shall vest only upon the Participant's continuation in Service through the date or dates the performance milestones set forth in attached

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                        Appendix B are attained. However, one or more Shares
                        may be subject to accelerated vesting to the extent (if any) specified in attached Appendix C

Issuance Schedule       The Shares in which the Participant vests in
                        accordance with the foregoing Vesting Schedule will be issuable upon vesting. However, the actual number of vested Shares to be issued on each issue date will be subject to the automatic Share withholding provisions of Paragraph 6 pursuant to which the applicable Withholding Taxes are to be collected.

            2. LIMITED TRANSFERABILITY. Prior to actual receipt of the Shares which vest hereunder, the Participant may not transfer any interest in the Award or the underlying Shares, except pursuant to a domestic relations order governing the division of marital property. Any Shares which vest hereunder but which otherwise remain unissued at the time of the Participant's death may be transferred pursuant to the provisions of the Participant's will or the laws of inheritance or to the Participant's designated beneficiary or beneficiaries of this Award. The Participant may make such a beneficiary designation at any time by filing the appropriate form with the Plan Administrator or its designate.

            3. CESSATION OF SERVICE. Except to the extent (if any) provided in attached Appendix C, should the Participant cease Service for any reason prior to vesting in one or more Shares subject to this Award, then the Award will be immediately cancelled with respect to those unvested Shares, the number of Restricted Stock Units will be reduced accordingly and the Participant shall cease to have any right or entitlement to receive any Shares under those cancelled units.

            4.    CHANGE OF CONTROL.

                  (a) Any Restricted Stock Units subject to this Award at the time of a Change in Control may be assumed by the successor entity or otherwise continued in full force and effect or may be replaced with a cash incentive program of the successor entity which preserves the Fair Market Value of any unvested shares of Common Stock subject to the Award at the time of the Change in Control and provides for subsequent payout of that value in accordance with the vesting schedule applicable to the Award. Except to the extent (if any) provided in attached Appendix C, no accelerated vesting of the Restricted Stock Units shall occur in the event of such assumption or continuation of the Award or such replacement of the Award with a cash incentive program

                  (b) In the event the Award is assumed or otherwise continued in effect, the Restricted Stock Units subject to the Award will be adjusted immediately after the consummation of the Change in Control so as to apply to the number and class of securities into which the Shares subject to those units immediately prior to the Change in Control would have been converted in consummation of that Change in Control had those Shares actually been issued and outstanding at that time. To the extent the actual holders of the outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Change in Control, the successor corporation may, in connection with the assumption or continuation of the Restricted Stock Units subject to the Award at that time, substitute one or more shares of its own

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common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in the Change in Control transaction.

                  (c) If the Restricted Stock Units subject to this Award at the time of the Change in Control are not so assumed or otherwise continued in effect or replaced with a cash incentive program under Paragraph 4(a), then those units will vest immediately prior to the closing of the Change in Control. The Shares subject to those vested units will be issued immediately upon such vesting (or otherwise converted into the right to receive the same consideration per share of Common Stock payable to the other stockholders of the Corporation in consummation of that Change in Control), subject to the satisfaction of the applicable Withholding Taxes pursuant to the Share withholding provisions of Paragraph 6.

                  (d) This Agreement shall not in any way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

            5. ADJUSTMENT IN SHARES. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, appropriate adjustments shall be made to the total number and/or class of securities issuable pursuant to this Award in order to reflect such change and thereby preclude a dilution or enlargement of benefits hereunder.

            6.    ISSUANCE OF SHARES OF COMMON STOCK.

                  (a) As soon as practicable following the applicable vesting date of any portion of the Award, the Corporation shall issue to or on behalf of the Participant a certificate (which may be in electronic form) for the applicable number of underlying shares of Common Stock, subject, however, to the Share withholding provisions of Paragraph 6(b) pursuant to which the applicable Withholding Taxes are to be collected.

                  (b) On each date vested Shares are to be issued hereunder to Participant hereunder, the Corporation shall automatically withhold a portion of those vested Shares with a Fair Market Value (measured as of the vesting date) equal to the amount of the applicable Withholding Taxes; PROVIDED, HOWEVER, that the amount of the Shares so withheld shall not exceed the amount necessary to satisfy the Corporation`s required tax withholding obligations using the minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to supplemental taxable income.

                  (c)   In no event will fractional shares be issued.

                  (d) The holder of this Award shall not have any stockholder rights, including voting rights, with respect to the Shares subject to the Award until the Participant becomes the record holder of those Shares following their actual issuance upon the satisfaction of the applicable Withholding Taxes.

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            7.    COMPLIANCE WITH LAWS AND REGULATIONS.

                  (a) The issuance of shares of Common Stock pursuant to the Award shall be subject to compliance by the Corporation and Participant with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange (or the Nasdaq National Market, if applicable) on which the Common Stock may be listed for trading at the time of such issuance.

                  (b) The inability of the Corporation to obtain approval from any regulatory body having authority deemed by the Corporation to be necessary to the lawful issuance of any Common Stock hereby shall relieve the Corporation of any liability with respect to the non-issuance of the Common Stock as to which such approval shall not have been obtained. The Corporation, however, shall use its best efforts to obtain all such approvals.

            8. SUCCESSORS AND ASSIGNS. Except to the extent otherwise provided in this Agreement, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Corporation and its successors and assigns and Participant, Participant's assigns, the legal representatives, heirs and legatees of Participant's estate and any beneficiaries of the Award designated by Participant.

            9. NOTICES. Any notice required to be given or delivered to the Corporation under the terms of this Agreement shall be in writing and addressed to the Corporation at its principal corporate offices. Any notice required to be given or delivered to Participant shall be in writing and addressed to Participant at the address indicated below Participant's signature line on this Agreement. All notices shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

            10. CONSTRUCTION. This Agreement and the Award evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the terms of the Plan. All decisions of the Plan Administrator with respect to any question or issue arising under the Plan or this Agreement shall be conclusive and binding on all persons having an interest in the Award.

            11. GOVERNING LAW. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of California without resort to that State's conflict-of-laws rules.

            12. EXCESS SHARES. If the shares of Common Stock covered by this Agreement exceed, as of the Award Date, the number of shares of Common Stock which may without stockholder approval be issued under the Plan, then the Award shall be void with respect to those excess shares, unless stockholder approval of an amendment sufficiently increasing the number of shares of Common Stock issuable under the Plan is obtained in accordance with the provisions of the Plan.

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            13.   EMPLOYMENT AT WILL. Nothing in this Agreement or in the Plan shall confer upon Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining Participant) or of Participant, which rights are hereby expressly reserved by each, to terminate Participant's Service at any time for any reason, with or without cause.

            IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first indicated above.

                                            VERITAS SOFTWARE CORPORATION

                                            By:      ___________________________

                                            Title:   ___________________________

                                            Address: ___________________________

                                                     ___________________________

                                            PARTICIPANT

                                            Signature: _________________________

                                            Address: ___________________________

                                                     ___________________________

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                                   APPENDIX A

                                   DEFINITIONS

            The following definitions shall be in effect under the Agreement:

            A.    AGREEMENT shall mean this Restricted Stock Unit Issuance
Agreement.

            B. AWARD shall mean the award of restricted stock units made to the Participant pursuant to the terms of this Agreement.

            C. AWARD DATE shall mean the date the restricted stock units are awarded to Participant pursuant to the Agreement and shall be the date indicated in Paragraph 1 of the Agreement.

            D.    BOARD shall mean the Corporation's Board of Directors.

            E. CHANGE IN CONTROL shall mean a change in ownership or control of the Corporation effected through any of the following transactions:

                  (i) a merger, consolidation or other reorganization approved by the Corporation's stockholders, unless securities representing more than fifty percent (50%) of the total combined voting power of the voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Corporation's outstanding voting securities immediately prior to such transaction, or

                  (ii) the sale, transfer or other disposition of all or substantially all of the Corporation's assets in complete liquidation or dissolution of the Corporation, or

                  (iii) any transaction or series of related transactions pursuant to which any person or any group of persons comprising a "group" within the meaning of Rule 13d-5(b)(1) under the 1934 Act (other than the Corporation or a person that, prior to such transaction or series of related transactions, directly or indirectly controls, is controlled by or is under common control with, the Corporation) becomes directly or indirectly the beneficial owner (within the meaning of Rule 13d-3 under the 1934 Act) of securities possessing (or convertible into or exercisable for securities possessing) more than fifty percent (50%) of the total combined voting power of the Corporation's securities

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      outstanding immediately after the consummation of such transaction or series of related transactions, whether such transaction involves a direct issuance from the Corporation or the acquisition of outstanding securities held by one or more of the Corporation's stockholders.

            F.    CODE shall mean the Internal Revenue Code of 1986, as amended.

            G. COMMON STOCK shall mean shares of the Corporation's common stock.

            H. CORPORATION shall mean VERITAS Software Corporation, a Delaware corporation, and any successor corporation to all or substantially all of the assets or voting stock of VERITAS Software Corporation which shall by appropriate action adopt the Plan.

            I. EMPLOYEE shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

            J. FAIR MARKET VALUE per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

                  (i) If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock at the close of regular hours trading on the Nasdaq National Market on the date in question, as such price is reported by the National Association of Securities Dealers. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price at the close of regular hours trading on the last preceding date for which such quotation exists.

                  (ii) If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock at the close of regular hours trading on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price at the close of regular trading hours on the last preceding date for which such quotation exists.

            K. PARTICIPANT shall mean the person to whom the Award is made pursuant to the Agreement.

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            L.    PARENT shall mean any corporation (other than the Corporation)
in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

            M. PLAN shall mean the Corporation's 2003 Stock Incentive Plan, as amended from time to time..

            N. PLAN ADMINISTRATOR shall mean either the Board or a committee of the Board acting in its capacity as administrator of the Plan.

            O. SERVICE shall mean the Participant's performance of services for the Corporation (or any Parent or Subsidiary) in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor. For purposes of this Agreement, Participant shall be deemed to cease Service immediately upon the occurrence of the either of the following events: (i) Participant no longer performs services in any of the foregoing capacities for the Corporation (or any Parent or Subsidiary) or (ii) the entity for which Participant performs such services ceases to remain a Parent or Subsidiary of the Corporation, even though Participant may subsequently continue to perform services for that entity. Service shall not be deemed to cease during a period of military leave, sick leave or other personal leave approved by the Corporation; PROVIDED, HOWEVER, that except to the extent otherwise required by law or expressly authorized by the Plan Administrator, no Service credit shall be given for vesting purposes for any period the Participant is on a leave of absence.

            P. STOCK EXCHANGE shall mean the American Stock Exchange or the New York Stock Exchange.

            Q. SUBSIDIARY shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

            R. WITHHOLDING TAXES shall mean the federal, state and local income taxes and the employee portion of the federal, state and local employment taxes required to be withheld by the Corporation in connection with the issuance of the shares of Common Stock which vest under of the Award.

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                                   APPENDIX B

                     VESTING SCHEDULE FOR PERFORMANCE AWARD

            The Award is hereby designated a Performance Award and shall vest, and the underlying shares of Common Stock shall be issued, according to the following vesting schedule, subject to the Participant's continued Service with the Corporation on the applicable vesting date:

              [Note: Provisions to be included from Offer Letter.]

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                                   APPENDIX C

                            ACCELERATED VESTING EVENT

            Notwithstanding any provision of the Agreement to the contrary, any unvested portion of the Award shall fully vest, and the underlying shares of Common Stock shall become immediately issuable, as described hereinbelow:

              [Note: Provisions to be included from Offer Letter.]

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